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                                                                   EXHIBIT 10.23



                          [REGENT PACIFIC LETTERHEAD]

April 13, 1998


Mr. Charles P. Waite, Jr., Director
Mr. Steven M. Krausz, Director
Verity, Inc.
894 Ross Drive
Sunnyvale, CA 94089

Dear Messrs. Waite and Krausz:

RE: AMENDMENT TO RETAINER AGREEMENT BETWEEN REGENT PACIFIC MANAGEMENT
    CORPORATION AND VERITY, INC.

This Amendment to Retainer Agreement sets forth certain amendments to the Retainer Agreement between Regent Pacific Management Corporation, a California corporation ("Regent Pacific"), and Verity, Inc., a Delaware corporation, and its wholly-owned and controlled subsidiaries (collectively, "Verity") dated
July 31, 1997 (the "Original Retainer Agreement"). Except for the amendments expressly contained herein, the Original Retainer Agreement shall remain in full force and effect.

1. Paragraph 1 of the Original Retainer Agreement is hereby amended to include the following language at the end of such paragraph:

          "Commencing as of September 1, 1997, Regent Pacific also agrees that the size of the Regent Pacific crisis team was increased and shall continue to be increased from at least four (4) persons to at least five (5) persons. In addition to the team referred to in this Paragraph, Regent Pacific made available a sixth (6th) person in the
          US for fourteen (14) of the first twenty-six (26) weeks of the engagement, and Regent Pacific has made available and will continue to make available one additional management team member located in Europe to assist with Verity's European operations on an as-needed basis. Additionally, the parties agree that Gary J. Sbona became an employee of Verity, effective February 16, 1998 at an annual salary of $52,000 per year. In consideration for the additional services provided, as described in this amendment, Verity agrees to release to Regent
          Pacific $146,000 of the retainer escrow at the end of the Non-Cancelable Period (as defined in this amendment), and Regent Pacific agrees to return the other $54,000 of the retainer escrow to Verity at the end of the Non-Cancelable Period to offset Gary J. Sbona's salary for the period February 16, 1998 to February 28, 1999.
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Mr. Charles P. Waite, Jr., Director                        [REGENT PACIFIC LOGO]
Mr. Steven M. Krausz, Director
April 13, 1998
Page 2

2. The Paragraph of the Original Retainer Agreement entitled "Fees" is hereby amended in its entirety as follows:

        "Fees: We have agreed to provide the work product included in this agreement for a period of twenty-five (25) months, including services covering a non-cancelable period beginning on the date hereof and ending on February 28, 1999 (the "Non-Cancelable Period"). This service shall be $50,000 per week, payable in four (4) week increments, each to be paid in advance of each Regent Pacific standard four-week billing period. It is agreed and understood between us that the payments of such cash fees are to be made immediately preceding the start of each four-week billing period, and that failure to pay such periodic payments when due shall constitute a breach of this agreement by Verity. It is further understood that Regent Pacific's fees are to be paid in advance of the work to be performed, and that the initial payment is to be paid on or before July 31, 1997. It is further agreed that such cash payments are earned in full upon receipt by Regent Pacific, by virtue of our accepting this agreement and the responsibilities it entails, and are nonrefundable."

3. The Paragraph of the Original Retainer Agreement entitled "Term of Agreement" is hereby amended in its entirety as follows:

        "Term of agreement: The term of this agreement shall be for twenty-five
        (25) months, unless earlier terminated in accordance with this paragraph. Regent Pacific hereby commits the availability of its resources to Verity under this agreement for the full twenty-five (25) month term of the engagement, or for the full term of the agreement, if such term is extended by Verity as provided in this Paragraph. Verity may discharge Regent Pacific at any time after the Non-Cancelable Period provided that Verity has delivered a 60-day written notice of intent to cancel this agreement. Verity may, at its option, extend the term of this agreement for an additional twenty-six (26) week period beyond the twenty-five (25) month period by providing written notice to Regent Pacific at any time on or before February 28, 1999. If Verity elects to exercise its option to extend the term of this agreement for such twenty-six (26) week period, the Non-Cancelable Period also shall be extended automatically through August 31, 1999. Regent Pacific may withdraw from this assignment at any time with Verity's consent or for good cause without Verity's consent. Good cause includes Verity's breach of this agreement (including Verity's failure to pay any invoice within five working days of presentation), or any fact or circumstance that would render our continuing participation in the assignment unethical or unlawful."

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                                                           [REGENT PACIFIC LOGO]
Mr. Charles P. Waite, Jr., Director
Mr. Steven M. Krausz, Director
April 13, 1998
Page 3


4. The following Paragraph is hereby added to the Original Retainer Agreement, immediately following the Paragraph entitled "Term of Agreement":

        "Option Grant: In consideration for the services to be performed by Gary
        J. Sbona as President and Chief Executive Officer of Verity pursuant to this agreement, and to provide additional incentive to Mr. Sbona to enhance the performance of Verity, the parties acknowledge that the Compensation Committee of the Board of Directors of Verity has granted to Mr. Sbona an incentive stock option to purchase three hundred fifty thousand (350,000) shares of Verity's common stock. Such option shall vest monthly over a period of thirteen months, commencing on January 31, 1998, shall be exercisable for a period of one year following the termination of Regent Pacific's service, and shall otherwise be subject to the terms of Verity's standard form of incentive stock option agreement under its 1995 Employee Stock Option Plan; provided however, that such option shall fully vest upon the termination of Regent Pacific by Verity without cause or upon a "Change of Control Transaction," which is defined to mean (i) the consummation of a sale of all or substantially all of the assets of Verity, or (ii) a merger of Verity with or into another corporation in which the stockholders of Verity immediately before the transaction do not own, directly or indirectly, a majority of Verity or the surviving entity immediately following the transaction."

Very truly yours,


REGENT PACIFIC MANAGEMENT CORPORATION


Gary J. Sbona
Chairman and Chief Executive Officer

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                                                           [REGENT PACIFIC LOGO]


Mr. Charles P. Waite, Jr., Director
Mr. Steven M. Krausz, Director
April 13, 1998
Page 4


THE FOREGOING IS HEREBY APPROVED AND AGREED TO:


Dated: April 13, 1998.


VERITY, INC.
(Signifies full agreement with all terms and conditions)


BY:
    --------------------------------------------
    Name: Charles P. Waite, Jr.  Title: Director
    On Behalf of the Board of Directors


BY: /s/ STEVEN M. KRAUSZ
    --------------------------------------------
    Name: Steven M. Krausz  Title: Director
    On Behalf of the Board of Directors

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                                                           [REGENT PACIFIC LOGO]


Mr. Charles P. Waite, Jr., Director
Mr. Steven M. Krausz, Director
April 13, 1998
Page 4


THE FOREGOING IS HEREBY APPROVED AND AGREED TO:


Dated: April 13, 1998.


VERITY, INC.
(Signifies full agreement with all terms and conditions)


BY: /s/ CHARLES P. WAITE, JR.
    --------------------------------------------
    Name: Charles P. Waite, Jr.  Title: Director
    On Behalf of the Board of Directors


BY:
    --------------------------------------------
    Name: Steven M. Krausz  Title: Director
    On Behalf of the Board of Directors